EXHIBIT 99.1


LEXINGTON RESOURCES, INC.                                   OTCBB Symbol - LXRS,
                 Frankfurt/Berlin Symbol - LXR,  WKN: A0BKLP, ISN: US5295611025,

FOR IMMEDIATE RELEASE   Las Vegas, Nevada
                                                                November 1, 2004

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           LEXINGTON RESOURCES ANNOUNCES $2.5 MILLION EQUITY PLACEMENT

Las Vegas, Nevada - November 1, 2004/PRNewswire-Firstcall/ -- Lexington Resources, Inc. (OTCBB: LXRS, Frankfurt, Berlin: LXR) (the "Company"), announces the closing of a $2.5 million equity placement to increase drilling and land acquisition related capital expenditures and expedite development of its domestic gas projects. The offering total includes the exchange of certain debt instruments into private placement decreasing company liabilities by $0.512 million. The US based investment banking firm of C. K. Cooper & Company of Irvine, California served as placement agent for the transaction.

The Company has entered into purchase agreements with certain accredited investors for the private placement of 1,700,686 units at a price of $1.47 per unit for aggregate equity private placement of $2.5 million. Each unit is comprised of one common share and one common share purchase warrant exercisable at $1.68 per share. The Company has agreed to file a registration statement with the Securities and Exchange Commission ("SEC") within 45 days after completion of the transaction, covering the resale of shares of common stock sold in the private placement or issuable upon exercise of the warrants. The warrants are exercisable for a term of six months after the registration statement filed by the Company has been declared effective by the Securities and Exchange Commission.

ABOUT LEXINGTON RESOURCES, INC.: Lexington Resources, Inc. is a natural resource exploration company engaged in the acquisition and development of oil and natural gas properties in the United States. Its current operational focus is on gas development initiatives in the Arkoma Basin, Oklahoma. The Company expects to weight its development initiatives towards gas production. For further information: www.lexingtonresources.com
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CONTACT NORTH AMERICA:  INVESTOR RELATIONS, LEXINGTON RESOURCES, INC.
Phone: Toll Free (888) 848-7377 or (702) 382-5139   Fax: (702) 385-1202
e-mail: info@lexingtonresources.com
CONTACT EUROPE: INTERNATIONAL MARKET TREND AG
Phone: 41 43 888 67 00  Fax: 41 43 888 67 09
Stock Exchange Information:  Symbol: OTCBB - LXRS
Frankfurt/Berlin Symbol - LXR,  WKN: A0BKLP, ISN: US5295611025
________________________________________________________________________________

SAFE HARBOR STATEMENT

THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN."